QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

PRESS RELEASE

For:	THE MACERICH COMPANY
Press Contact:	Arthur Coppola, Chairman and Chief Executive Officer
or
Thomas E. O'Hern, Senior Executive Vice President and Chief Financial Officer
(310) 394-6000

MACERICH ANNOUNCES SECOND QUARTER RESULTS

        Santa Monica, CA (8/04/09)—The Macerich Company (NYSE Symbol: MAC) today announced results of operations for the quarter ended June 30, 2009 which included total funds from operations ("FFO") diluted of $59.9 million or $.67 per diluted share compared to $1.12 per diluted share for the quarter ended June 30, 2008. For the six months ended June 30, 2009, FFO-diluted was $162.8 million compared to $192.1 million for the six months ended June 30, 2008. Net loss available to common stockholders for the quarter ended June 30, 2009 was $21.7 million or $.29 per diluted share compared to net income available to common stockholders of $15.7 million or $.21 per diluted share for the quarter ended June 30, 2008. For the six months ended June 30, 2009, net loss available to common stockholders was $7.7 million or $.11 per diluted share compared to net income available to common stockholders of $108.3 million or $1.47 per diluted share for the six months ended June 30, 2008. Negatively impacting both FFO per diluted share and EPS by $.31 per share during the quarter ended June 30, 2009 was a $27 million impairment charge on non core assets. The Company's definition of FFO is in accordance with the definition provided by the National Association of Real Estate Investment Trusts ("NAREIT"). A reconciliation of net income to FFO and net income per common share-diluted ("EPS") to FFO per share-diluted is included in the financial tables accompanying this press release.

Recent Activity:

  •
  During the quarter, Macerich signed 238,000 square feet of specialty store leases with average initial rents of $43.49 per square foot. Starting base rent on new lease signings was 21.2% higher than the expiring base rent.

  •
  Mall tenant sales per square foot for the trailing twelve month period decreased to $428 for the quarter ended June 30, 2009 compared to $464 for the quarter ended June 30, 2008.

  •
  Portfolio occupancy at June 30, 2009 was 90.5% compared to 92.5% at June 30, 2008 and up from 90.2% at March 31, 2009.

  •
  In July, the Company completed the sale of $66 million in non core asset sales.

  •
  During 2009, the Company has closed on over $600 million in financings and has arranged for financing on another three loans totaling over $200 million.

  •
  On July 30, 2009, the Company closed on the sale of a 49% joint venture interest in Queens Center, netting approximately $150 million in cash proceeds.

        Commenting on results, Arthur Coppola chairman and chief executive officer of Macerich stated, "In light of the economy, we are pleased with the continuing solid fundamentals with occupancy levels above 90% and strong releasing spreads. In addition, we have made a significant amount of progress on our balance sheet with the recently announced joint venture on Queens Center, the sale of non core assets and a series of new financings."

Joint Ventures:

        On July 30, 2009, the Company and long-time partner The Cadillac Fairview Corporation Limited announced a joint venture in Macerich's dominant New York City asset, Queens Center. Under the terms of the deal, the Company received approximately $150 million in net cash and Cadillac Fairview acquired a 49% interest in the asset.

Non Core Asset Sales:

        During July the Company closed on $66 million of non core asset sales. The properties sold were all un-leveraged and included five Kohl's stores and one strip center in Phoenix. This brings the non core assets sales for the year to $74 million.

Financing Activity:

        The Company has arranged for financing on two previously unencumbered assets. A $90 million loan has been arranged for Paradise Valley Mall which will have a three year term, extendable to five years and bear interest at Libor plus 4.0%. The loan is expected to close in August. An $80 million three year construction loan has been arranged on Northgate Mall. The loan will have an interest rate of Libor plus 4.50% and is expected to close in September.

        At the Village of Corte Madera the Company has agreed to an $80 million, seven year fixed rate loan bearing interest at 7.20%. This loan will pay off the maturing loan of $63 million. The new loan is expected to close in October.

        Upon completion of these financings, the Company will have less than $60 million of remaining maturities for 2009.

        Subsequent to quarter end, the unsecured term notes were paid down by $200 million from proceeds from the Queen's joint venture sale and the non core asset sales.

        Macerich is a fully integrated self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management, development and redevelopment of regional malls throughout the United States. The Company is the sole general partner and owns an 87% ownership interest in The Macerich Partnership, L.P. Macerich now owns approximately 76 million square feet of gross leaseable area consisting primarily of interests in 72 regional malls. Additional information about Macerich can be obtained from the Company's Web site at www.macerich.com.

Investor Conference Call

        The Company will provide an online Web simulcast and rebroadcast of its quarterly earnings conference call. The call will be available on The Macerich Company's website at www.macerich.com (Investing Section) and through CCBN at www.earnings.com. The call begins today, August 4, 2009 at 9:30 AM Pacific Time. To listen to the call, please go to any of these web sites at least 15 minutes prior to the call in order to register and download audio software if needed. An online replay at www.macerich.com (Investing Section) will be available for one year after the call.

        The Company will publish a supplemental financial information package which will be available at www.macerich.com in the Investing Section. It will also be furnished to the SEC as part of a Current Report on Form 8-K.

        Note: This release contains statements that constitute forward-looking statements. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates and terms, interest rate fluctuations, availability, terms and cost of financing and operating expenses;

adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, acquisitions and dispositions; the liquidity of real estate investments, governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities which could adversely affect all of the above factors. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2008 and the Quarterly Reports on Form 10-Q, for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events unless required by law to do so.

(See attached tables)
##

 THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	Results before SFAS 144(a)		Impact of SFAS 144(a)		Results after SFAS 144(a)
	For the Three Months Ended June 30,		For the Three Months Ended June 30,		For the Three Months Ended June 30,
	Unaudited				Unaudited
	2009	2008(b)	2009	2008	2009	2008(b)
Minimum rents	$123,504	$130,673	$0	$(842)	$123,504	$129,831
Percentage rents	2,686	2,954	—	—	2,686	2,954
Tenant recoveries	62,530	67,067	—	(154)	62,530	66,913
Management Companies' revenues	9,345	10,382	—	—	9,345	10,382
Other income	7,850	6,775	—	(64)	7,850	6,711

Total revenues	$205,915	$217,851	$0	$(1,060)	$205,915	$216,791

Shopping center and operating expenses	67,565	69,354	(11)	(346)	67,554	69,008
Management Companies' operating expenses	18,872	20,529	—	—	18,872	20,529
Income tax (benefit) provision	(380)	(689)	—	—	(380)	(689)
Depreciation and amortization	63,740	57,774	—	(300)	63,740	57,474
REIT general and administrative expenses	4,648	4,135	—	—	4,648	4,135
Interest expense(b)	71,914	72,042	—	—	71,914	72,042
Gain on early extinguishment of debt	7,127	—	—	—	7,127	—
(Loss) gain on sale or write-down of assets	(25,605)	376	—	113	(25,605)	489
Equity in income of unconsolidated joint ventures(c)	14,556	24,946	—	—	14,556	24,946

(Loss) income from continuing operations	(24,366)	20,028	11	(301)	(24,355)	19,727
Discontinued Operations:
(Loss) gain on sale or disposition of assets	—	—	—	(113)	—	(113)
(Loss) income from discontinued operations	—	—	(11)	414	(11)	414
Total (loss) income from discontinued operations	—	—	(11)	301	(11)	301
Net (loss) income	(24,366)	20,028	—	—	(24,366)	20,028
Less net (loss) income attributable to noncontrolling interests	(2,630)	3,468	—	—	(2,630)	3,468
Net (loss) income attributable to common stockholders	(21,736)	16,560	—	—	(21,736)	16,560
Less preferred dividends(d)	—	835	—	—	—	835

Net (loss) income available to common stockholders	$(21,736)	$15,725	—	—	$(21,736)	$15,725

Average number of shares outstanding—basic	77,270	73,780			77,270	73,780

Average shares outstanding, assuming full conversion of OP Units(e)	88,970	86,781			88,970	86,781

Average shares outstanding—Funds From Operations ("FFO")—diluted(d)(e)	88,970	88,633			88,970	88,633

Per share (loss) income—diluted before discontinued operations	—	—			$(0.29)	$0.21

Net (loss) income per share—basic(b)	$(0.29)	$0.21			$(0.29)	$0.21

Net (loss) income per share—diluted(b)(d)(e)	$(0.29)	$0.21			$(0.29)	$0.21

Dividend declared per share	$0.60	$0.80			$0.60	$0.80

FFO—basic(b)(e)(f)	$59,920	$98,810			$59,920	$98,810

FFO—diluted(b)(d)(e)(f)	$59,920	$99,645			$59,920	$99,645

FFO per share—basic(b)(e)(f)	$0.67	$1.14			$0.67	$1.14

FFO per share—diluted(b)(d)(e)(f)	$0.67	$1.12			$0.67	$1.12

 THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	Results before SFAS 144(a)		Impact of SFAS 144(a)		Results after SFAS 144(a)
	For the Six Months Ended June 30,		For the Six Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited				Unaudited
	2009	2008(b)	2009	2008	2009	2008(b)
Minimum rents	$250,976	$262,760	$0	$(1,781)	$250,976	$260,979
Percentage rents	5,487	5,658	—	—	5,487	5,658
Tenant recoveries	127,441	134,898	—	(328)	127,441	134,570
Management Companies' revenues	17,885	20,073	—	—	17,885	20,073
Other income	14,904	13,388	—	(347)	14,904	13,041

Total revenues	$416,693	$436,777	$0	$(2,456)	$416,693	$434,321

Shopping center and operating expenses	138,346	140,308	(20)	(677)	138,326	139,631
Management Companies' operating expenses	42,302	38,872	—	—	42,302	38,872
Income tax (benefit) provision	(1,181)	(388)	—	—	(1,181)	(388)
Depreciation and amortization	128,651	118,901	—	(772)	128,651	118,129
REIT general and administrative expenses	9,906	8,538	—	—	9,906	8,538
Interest expense(b)	141,852	146,411	—	—	141,852	146,411
Gain on early extinguishment of debt	29,601	—	—	—	29,601	—
(Loss) gain on sale or write-down of assets	(24,849)	100,313	17	(99,150)	(24,832)	1,163
Equity in income of unconsolidated joint ventures(c)	30,482	47,244	—	—	30,482	47,244

(Loss) income from continuing operations	(7,949)	131,692	37	(100,157)	(7,912)	31,535
Discontinued Operations:
(Loss) gain on sale or disposition of assets	—	—	(17)	99,150	(17)	99,150
(Loss) income from discontinued operations	—	—	(20)	1,007	(20)	1,007
Total (loss) income from discontinued operations	—	—	(37)	100,157	(37)	100,157
Net (loss) income	(7,949)	131,692	—	—	(7,949)	131,692
Less net (loss) income attributable to noncontrolling interests	(229)	20,068	—	—	(229)	20,068
Net (loss) income attributable to common stockholders	(7,720)	111,624	—	—	(7,720)	111,624
Less preferred dividends(d)	—	3,289	—	—	—	3,289

Net (loss) income available to common stockholders	$(7,720)	$108,335	—	—	$(7,720)	$108,335

Average number of shares outstanding—basic	77,082	73,061			77,082	73,061

Average shares outstanding, assuming full conversion of OP Units(e)	88,759	88,465			88,759	88,465

Average shares outstanding—Funds From Operations ("FFO")—diluted(d)(e)	88,759	88,465			88,759	88,465

Per share (loss) income—diluted before discontinued operations	—	—			$(0.11)	$0.34

Net (loss) income per share—basic(b)	$(0.12)	$1.48			$(0.12)	$1.48

Net (loss) income per share—diluted(b)(d)(e)	$(0.11)	$1.47			$(0.11)	$1.47

Dividend declared per share	$1.40	$1.60			$1.40	$1.60

FFO—basic(b)(e)(f)	$162,760	$188,824			$162,760	$188,824

FFO—diluted(b)(d)(e)(f)	$162,760	$192,113			$162,760	$192,113

FFO per share—basic(b)(e)(f)	$1.83	$2.21			$1.83	$2.21

FFO per share—diluted(b)(d)(e)(f)	$1.83	$2.17			$1.83	$2.17

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(a)
SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144") addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The following dispositions impacted the results for the three and six months ended June 30, 2009 and 2008:

  On April 25, 2005, in connection with the acquisition of Wilmorite Holdings, L.P. and its affiliates, the Company issued as part of the consideration participating and non-participating convertible preferred units in MACWH, LP. On January 1, 2008, a subsidiary of the Company, at the election of the holders, redeemed approximately 3.4 million participating convertible preferred units in exchange for the distribution of the interests in the entity which held that portion of the Wilmorite portfolio that consisted of Eastview Commons, Eastview Mall, Greece Ridge Center, Marketplace Mall and Pittsford Plaza ("Rochester Properties"). This exchange is referred to as the "Rochester Redemption." As a result of the Rochester Redemption , the Company recorded a gain of $99.3 million for the period ended March 31, 2008 and classified the gain to discontinued operations.

  On December 19, 2008, the Company sold the fee simple and/or ground leasehold interests in three freestanding Mervyn's buildings to the Pacific Premier Retail Trust joint venture for $43.4 million. As a result of the sale, the Company has classified the results of operations to discontinued operations for all periods presented.

(b)
On January 1, 2009, the Company adopted FASB Staff Position APB 14-1, "Accounting for Convertible Debt Instruments That May Be Settled Upon Conversion (Including Partial Cash Settlement)" (FSP APB 14-1"). As a result, the Company retrospectively applied FSP APB 14-1 to the three and six months ended June 30, 2008 resulting in an increase to interest expense of $3.5 million and $7.1 million, respectively, and a decrease to net income available to common stockholders of $3.1 million and $6.1 million, respectively, or $0.04 and $0.07 per share, respectively. FSP APB 14-1 decreased FFO for the three and six months ended June 30, 2008 by $3.5 million and $7.1 million, respectively, or by $0.04 per share and $0.08 per share, respectively.

(c)
This includes, using the equity method of accounting, the Company's prorata share of the equity in income or loss of its unconsolidated joint ventures for all periods presented.

(d)
On February 25, 1998, the Company sold $100 million of convertible preferred stock representing 3.627 million shares. The convertible preferred shares were convertible on a 1 for 1 basis for common stock. The preferred shares were assumed converted for purposes of net income per share—diluted for the three and six months ended June 30, 2008. The weighted average preferred shares are assumed converted for purposes of FFO per share—diluted for 2008.

  On October 18, 2007, 560,000 shares of convertible preferred stock were converted to common shares. Additionally, on May 6, 2008, May 8, 2008 and September 18, 2008, 684,000, 1,338,860 and 1,044,271 shares of convertible preferred stock were converted to common shares, respectively. As of December 31, 2008, there was no convertible preferred stock outstanding.

(e)
The Macerich Partnership, LP (the "Operating Partnership" or the "OP") has operating partnership units ("OP units"). OP units can be converted into shares of Company common stock. Conversion of the OP units not owned by the Company has been assumed for purposes of calculating the FFO per share and the weighted average number of shares outstanding. The computation of average shares for FFO—diluted includes the effect of share and unit-based compensation plans and convertible senior notes using the treasury stock method. It also assumes conversion of MACWH, LP preferred and common units to the extent they are dilutive to the calculation.

(f)
The Company uses FFO in addition to net income to report its operating and financial results and considers FFO and FFO-diluted as supplemental measures for the real estate industry and a supplement to Generally Accepted Accounting Principles (GAAP) measures. NAREIT defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from extraordinary items and sales of depreciated operating properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. FFO and FFO on a fully diluted basis are useful to investors in comparing operating and financial results between periods. This is especially true since FFO excludes real estate depreciation and amortization, as the Company believes real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. FFO on a fully diluted basis is one of the measures investors find most useful in measuring the dilutive impact of outstanding convertible securities. FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income as defined by GAAP and is not indicative of cash available to fund all cash flow needs. FFO as presented may not be comparable to similarly titled measures reported by other real estate investment trusts.

  Gains or losses on sales of undepreciated assets and the impact of SFAS 141 have been included in FFO. The inclusion of gains on sales of undepreciated assets increased FFO for the three and six months ended June 30, 2009 and 2008 by $1.1 million, $2.5 million, $1.4 million and $3.0 million, respectively, or by $0.01 per share, $0.03 per share, $0.01 per share and $0.03 per share, respectively. Additionally, SFAS 141 increased FFO for the three and six months ended June 30, 2009 and 2008 by $3.0 million, $7.2 million, $3.9 million and $8.5 million, respectively, or by $0.03 per share, $0.08 per share, $0.04 per share and $0.10 per share, respectively.

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Pro rata share of joint ventures:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited		Unaudited
	2009	2008	2009	2008
Revenues:
Minimum rents	$64,941	$67,124	$131,977	$133,434
Percentage rents	1,458	2,143	2,855	4,405
Tenant recoveries	31,822	31,452	63,877	64,048
Other	3,213	9,851	6,648	14,009

Total revenues	$101,434	$110,570	$205,357	$215,896

Expenses:
Shopping center and operating expenses	35,195	35,988	71,174	71,913
Interest expense	25,797	25,668	51,299	51,927
Depreciation and amortization	25,908	25,755	52,409	48,034

Total operating expenses	86,900	87,411	174,882	171,874

Gain on sale or write-down of assets	3	1,604	11	2,923
Equity in income (loss) of joint ventures	19	183	(4)	299

Net income	$14,556	$24,946	$30,482	$47,244

Reconciliation of Net (Loss) income to FFO(f):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited		Unaudited
	2009	2008	2009	2008
Net (loss) income—available to common stockholders	$(21,736)	$15,725	$(7,720)	$108,335
Adjustments to reconcile net income to FFO—basic
Noncontrolling interests in OP	(3,293)	2,590	(1,169)	18,665
Gain on sale or write-down of consolidated assets	25,605	(376)	24,849	(100,313)
plus gain on undepreciated asset sales—consolidated assets	1,143	241	2,497	574
plus noncontrolling interests share of gain on sale or write-down of consolidated joint ventures	310	248	310	589
less write-down of consolidated assets	(27,058)	—	(27,639)	—
Gain on sale or write-down of assets from unconsolidated entities (pro rata share)	(3)	(1,604)	(11)	(2,923)
plus gain on undepreciated asset sales—unconsolidated entities (pro rata share)	3	1,116	2	2,436
plus noncontrolling interests of gain on sale of unconsolidated entities	—	487	—	487
Depreciation and amortization on consolidated assets	63,740	57,774	128,651	118,901
Less depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(1,064)	(788)	(2,130)	(1,361)
Depreciation and amortization on joint ventures (pro rata)	25,908	25,755	52,409	48,034
Less: depreciation on personal property	(3,635)	(2,358)	(7,289)	(4,600)

Total FFO—basic	59,920	98,810	162,760	188,824
Additional adjustment to arrive at FFO—diluted
Preferred stock dividends earned	—	835	—	3,289

Total FFO—diluted	$59,920	$99,645	$162,760	$192,113

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of EPS to FFO per diluted share:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited		Unaudited
	2009	2008	2009	2008
Earnings per share—diluted	$(0.29)	$0.21	$(0.11)	$1.47
Per share impact of depreciation and amortization of real estate	0.96	0.92	1.94	1.88
Per share impact of (gain) loss on sale or write-down of depreciated assets	—	—	—	(1.16)
Per share impact of preferred stock not dilutive to EPS	—	(0.01)	—	(0.02)

FFO per share—diluted	$0.67	$1.12	$1.83	$2.17

Reconciliation of Net (Loss) income to EBITDA:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited		Unaudited
	2009	2008	2009	2008
Net (loss) income—available to common stockholders	$(21,736)	$15,725	$(7,720)	$108,335
Interest expense—consolidated assets	71,914	72,042	141,852	146,411
Interest expense—unconsolidated entities (pro rata)	25,797	25,668	51,299	51,927
Depreciation and amortization—consolidated assets	63,740	57,774	128,651	118,901
Depreciation and amortization—unconsolidated entities (pro rata)	25,908	25,755	52,409	48,034
Noncontrolling interests in OP	(3,293)	2,590	(1,169)	18,665
Less: Interest expense and depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(1,471)	(1,191)	(2,959)	(1,950)
Gain on early extinguishment of debt	(7,127)	—	(29,601)	—
Gain on sale or write-down of assets—consolidated assets	25,605	(376)	24,849	(100,313)
Gain on sale or write-down of assets—unconsolidated entities (pro rata)	(3)	(1,604)	(11)	(2,923)
Add: Non-controlling interests share of gain on sale of consolidated joint ventures	310	248	310	589
Add: Non-controlling interests share of gain on sale of unconsolidated entities	—	487	—	487
Income tax expense (benefit)	(380)	(689)	(1,181)	(388)
Distributions on preferred units	171	264	415	540
Preferred dividends	—	835	—	3,289

EBITDA(g)	$179,435	$197,528	$357,144	$391,604

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of EBITDA to Same Centers—Net Operating Income ("NOI"):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited		Unaudited
	2009	2008	2009	2008
EBITDA(g)	$179,435	$197,528	$357,144	$391,604
Add: REIT general and administrative expenses	4,648	4,135	9,906	8,538
Management Companies' revenues	(9,345)	(10,382)	(17,885)	(20,073)
Management Companies' operating expenses	18,872	20,529	42,302	38,872
Lease termination income of comparable centers	(711)	(2,264)	(2,268)	(4,787)
EBITDA of non-comparable centers	(19,833)	(34,681)	(41,893)	(64,836)

Same Centers—NOI(h)	$173,066	$174,865	$347,306	$349,318

(g)
EBITDA represents earnings before interest, income taxes, depreciation, amortization, noncontrolling interests, extraordinary items, gain (loss) on sale of assets and preferred dividends and includes joint ventures at their pro rata share. Management considers EBITDA to be an appropriate supplemental measure to net income because it helps investors understand the ability of the Company to incur and service debt and make capital expenditures. EBITDA should not be construed as an alternative to operating income as an indicator of the Company's operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. EBITDA, as presented, may not be comparable to similarly titled measurements reported by other companies.

(h)
The Company presents same-center NOI because the Company believes it is useful for investors to evaluate the operating performance of comparable centers. Same-center NOI is calculated using total EBITDA and subtracting out EBITDA from non-comparable centers and eliminating the management companies and the Company's general and administrative expenses. Same center NOI excludes the impact of straight-line and SFAS 141 adjustments to minimum rents.

QuickLinks

  Exhibit 99.1
MACERICH ANNOUNCES SECOND QUARTER RESULTS
THE MACERICH COMPANY FINANCIAL HIGHLIGHTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
THE MACERICH COMPANY FINANCIAL HIGHLIGHTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
THE MACERICH COMPANY FINANCIAL HIGHLIGHTS (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
THE MACERICH COMPANY FINANCIAL HIGHLIGHTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)